UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2023

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2023, Fulcrum Therapeutics, Inc., or Fulcrum, announced its financial results for the quarter ended June 30, 2023. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, Fulcrum’s board of directors, or the Board, appointed Alan A. Musso as Fulcrum’s chief financial officer and treasurer, effective August 7, 2023. Mr. Musso will also succeed Mr. Sapir, Fulcrum’s president and chief executive officer, as principal financial officer, effective August 7, 2023.

Mr. Musso, 61, served as chief financial officer of ReViral Ltd. (acquired by Pfizer Inc.), from October 2019 until September 2022. ReViral was a privately held, clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing novel antiviral therapeutics that target respiratory syncytial virus. From September 2018 to September 2019, he served as the chief financial officer of Peloton Therapeutics, Inc., or Peloton (acquired by Merck & Co., Inc.). Prior to its acquisition, Peloton was a clinical-stage biopharmaceutical company focused on oncology drug discovery and development, including small molecule therapies for patients with cancer and other debilitating or life-threatening conditions. Earlier in his career Mr. Musso was the chief financial officer and treasurer of Bellicum Pharmaceuticals, Inc., a public biotechnology company focused on discovering and developing novel, controllable cellular immunotherapies for various forms of cancer, and prior to that, Mr. Musso served in various positions at Targacept, Inc., a public biopharmaceutical company, including as senior vice president of finance and administration, chief financial officer and treasurer, and assistant secretary. Mr. Musso has over 25 years of biotechnology and pharmaceutical industry experience in both large and emerging growth companies. Mr. Musso received his B.S. in accounting from Saint Mary’s College of California and his graduate degree from the Thunderbird School of Global Management.

On August 2, 2023, Mr. Musso entered into an employment agreement with Fulcrum that governs his employment beginning August 7, 2023. Under his employment agreement, Mr. Musso will be entitled to an annual base salary of $450,000 and an initial annual target performance bonus of up to 40% of his then annual base salary based upon the Board’s assessment of Mr. Musso’s performance and Fulcrum’s attainment of targeted goals as set by the Board in its sole and absolute discretion. The employment agreement also provides for up to $75,000 annual cash allowance for housing expenses.

In addition, and as contemplated by his employment agreement, effective August 7, 2023, the Board granted Mr. Musso a non-statutory option to purchase 432,800 shares of Fulcrum’s common stock and a performance-based non-statutory option to purchase 61,822 shares of Fulcrum’s common stock, each with an exercise price per share equal to the fair market value on the grant date. Both options will be granted pursuant to Fulcrum’s 2022 Inducement Stock Incentive Plan, as amended, as an inducement material to Mr. Musso’s entry into employment with Fulcrum in accordance with Nasdaq Listing Rule 5635(c)(4). The stock option to purchase 432,800 shares of Fulcrum’s common stock will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 6.25% of the shares in equal quarterly installments over the 12 successive quarters thereafter subject to Mr. Musso continuing to be an “eligible participant” (as defined in such plan) through each applicable vesting date. The performance-based stock option will fully vest six months from the grant date, subject to Mr. Musso continuing to be an “eligible participant” (as defined in such plan) through the vesting date and achievement of certain pre-defined performance objectives pertaining to financial and investor relations goals. If Mr. Musso fails to achieve all performance objectives within six months of the grant date, the performance-based stock option will be forfeited in its entirety.

Mr. Musso’s employment agreement also provides for severance benefits. In the event of the termination of Mr. Musso’s employment by Fulcrum without cause, or by him for good reason, prior to or more than 12 months following a “change in control” (as such terms are defined in his employment agreement) and such termination occurs after Mr. Musso has completed at least 12 months of employment for Fulcrum, Mr. Musso is entitled to his base salary that has accrued and to which he is entitled as of the termination date and other accrued benefits, collectively, the accrued obligations. In addition, he is entitled to (1) continued payment of his then-current base salary, in accordance with Fulcrum’s regular payroll procedures (not less frequently than monthly), for a period of nine months, (2) a lump sum payment equal to 100% of his target bonus for the year in which his termination occurs and (3) provided he is eligible for and timely elects to continue receiving group medical coverage under COBRA and the subsidy would not result in the violation of nondiscrimination requirements of applicable law, payment by Fulcrum of the portion of such coverage premiums it pays for similarly situated, active employees who receive the same type of coverage, for a period of up to nine months following his date of termination.

In the event of the termination of Mr. Musso’s employment by Fulcrum without cause, or by him for good reason, within 12 months following a “change in control” (as such terms are defined in his employment agreement), Mr. Musso is entitled to the accrued obligations. In addition, he is entitled to (1) continued payment of his then-current base salary (or, if higher, his base salary in effect immediately prior to the change in control), in accordance with Fulcrum’s regular payroll procedures (not less frequently than monthly), for a period of 12 months, (2) a lump sum payment equal to 100% of his target bonus for the year in which his[SMC1] termination occurs or, if higher, his target bonus immediately prior to the change in control, (3) provided he is eligible for and timely elects to continue receiving group medical coverage under COBRA and the subsidy would not result in the violation of nondiscrimination requirements of applicable law, payment by Fulcrum of the portion of such coverage premiums it pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, and (4) full vesting acceleration of his then-unvested equity awards that vest solely based on the passage of time, such that his time-based equity awards become fully exercisable and non-forfeitable as of the termination date.

In addition, pursuant to Fulcrum’s standard form of indemnification agreement Mr. Musso will enter into in connection with his employment as chief financial officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.15 to Fulcrum’s Registration Statement on Form S-1 (File No. 333-232260) filed on June 21, 2019, Fulcrum may be required, among other things, to indemnify Mr. Musso for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer or director of Fulcrum.

The foregoing description of Mr. Musso’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which Fulcrum intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release issued August 3, 2023, announcing financial results for the three and six months ended June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	August 3, 2023	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer